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                                                                  EXHIBIT 10.23


                      FIRST AMENDMENT TO CREDIT AGREEMENT



                 THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of June 9, 1995, by and between CIMCO, INC., a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

                 WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of February 1, 1995, as amended from time to time, ("Credit Agreement").

                 WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

                 NOW, THEREFORE, the Credit Agreement is hereby amended as follows:

                 1. Section 1.1. shall be amended (a) by deleting "SIX MILLION DOLLARS ($6,000,000.00)" as the maximum principal amount available under the Line of Credit, and by substituting for said amount "SIX MILLION SEVEN HUNDRED FIFTY-EIGHT THOUSAND FIVE HUNDRED DOLLARS ($6,758,500.00)", up to and including July 31, 1995 at which time the maximum principal





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amount available under the Line of Credit shall reduce to "SIX MILLION DOLLARS
($6,000,000.00)", with such changes to be effective upon the execution and delivery to Bank of a promissory note substantially in the form of Exhibit A attached hereto (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

                 2. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

                 3. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment, other than as specifically referenced in the Forbearance, there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.





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                 IN WITNESS WHEREOF, the parties hereto have caused
this Amendment to be executed as of the day and year first written above.



                                         WELLS FARGO BANK,
CIMCO, INC.                                NATIONAL ASSOCIATION



By:  /s/  RUSSELL T. GILBERT             By:  /s/  MARK MAGDELENO
     ---------------------------              ---------------------------
                                              Mark Magdeleno
Title:  President                             Vice President





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                                   Exhibit A






                         REVOLVING LINE OF CREDIT NOTE



$6,758,500.00                                              Irvine, California
                                                                 June 9, 1995



                 FOR VALUE RECEIVED, the undersigned CIMCO, INC. ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its Orange Coast Regional Commercial Banking Office at 2030 Main Street, Suite 900, Irvine, CA 92714, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of SIX MILLION SEVEN HUNDRED FIFTY EIGHT THOUSAND FIVE HUNDRED DOLLARS ($6,758,500.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement at a rate per annum (computed on the basis of a 360-day year, actual days elapsed) one quarter of one percent (.25%) above the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

                 Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder.

                 Notwithstanding the principal amount set forth above, the maximum outstanding principal amount available under this Note





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shall reduce on July 31, 1995 to SIX MILLION DOLLARS ($6,000,000.00) until the maturity date hereof.

                 Interest accrued on this Note shall be payable on the fifteenth day of each month, commencing June 15, 1995. The outstanding principal balance of this Note shall be due and payable in full on September 15, 1995. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

                 From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.

                 Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of (a) Russell T. Gilbert or Jennifer Shea any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (b) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

                 This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of February 5, 1995, as amended from time to time. Any default in the payment or performance of any obligation, or any defined event of default, under said Credit Agreement shall constitute an "Event of Default" under this Note.





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                 Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to any Borrower.

                 Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

                 This Note shall be governed by and construed in accordance with the laws of the State of California, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.


CIMCO, INC.



By:
    ---------------------------------

Title:
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